Exhibit 99.1

REVOCABLE PROXY

FIRST BUSEY CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints [                      ] of First Busey Corporation (“First Busey”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of First Busey that the undersigned is entitled to vote at First Busey’s Special Meeting of Stockholders (the “Meeting”), to be held on [                      ], [                      ], 2007, at [                      ], located at [                      ], at [                      ], local time, and any and all adjournments and postponements thereof, as follows:

1.                                       The adoption of the Agreement and Plan of Merger, dated September 20, 2006 (the “Merger Agreement”), between First Busey and Main Street Trust, Inc. (“Main Street”) and approval of the transactions it contemplates, including the merger of Main Street with First Busey, the issuance of shares of First Busey common stock as consideration in the proposed merger of Main Street with First Busey and the adoption of an amendment to First Busey’s articles of incorporation increasing the number of authorized shares of common stock from 40 million to 60 million.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR”

adoption of the Merger Agreement and approval of the transactions it contemplates.

2.                                       The approval to adjourn the Meeting in the event that an insufficient number of shares is present in person or by proxy to adopt the Merger Agreement and approve the transactions it contemplates to permit further solicitation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                       In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS IT CONTEMPLATES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(continued and to be signed on the reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of First Busey at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Board of Directors of First Busey at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy).  If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First Busey, prior to the execution of this proxy, of Notice of the Special Meeting and a Joint Proxy Statement-Prospectus.

Date:
PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE